Exhibit 99.1

Cornell Companies, Inc.
AT THE COMPANY:
Christine Parker — Director, Investor Relations
(713) 623-0790

Cornell Companies Reports Fourth-Quarter, Year-End 2006 Results

Provides Guidance for 2007

Houston, TX (March 13, 2006) — Cornell Companies, Inc. (NYSE: CRN) today reported results for the quarter and year ended December 31, 2006.

James E. Hyman, Cornell’s chairman and chief executive officer, said, “2006 was a successful year for Cornell both operationally and financially.  As we move into 2007, we continue to focus on improving utilization across our portfolio and building foundations for future growth.  We are committed to delivering value to our shareholders, who collectively voiced their confidence in the company, its businesses and its management team during the strategic process earlier this year.”

Fourth-Quarter Summary (in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
As Reported	12/31/2006	12/31/2005	12/31/2006	12/31/2005
Revenue from operations	$94,127	$79,435	$360,855	$310,775
Income from operations	13,322	7,199	44,798	27,866
Net loss from discontinued operations	—	(228)	(707)	(3,622)
Net income	4,721	1,613	11,873	306
EPS — diluted	$0.33	$0.12	$0.84	$0.02
Diluted shares outstanding used in per share computation	14,161	13,848	14,059	13,695

Pro Forma, excluding New Morgan Academy and pre-opening and start-up costs and related revenue: *
Revenue	$94,127	$79,435	$360,855	$306,016
Income from operations	14,283	8,238	50,068	33,705
Net income	5,288	2,534	15,937	4,969
EPS - diluted	$0.37	$0.18	$1.13	$0.36

* See reconciliation of historical GAAP and non-GAAP information attached.

Fourth-Quarter Results

For the quarter ended December 31, 2006, the company reported net income of $4.7 million, or $0.33 per diluted share, compared with net income of $1.6 million, or $0.12 per diluted share, in the same period last year.

Fourth-quarter 2006 pro forma net income was $5.3 million, or $0.37 per diluted share, versus pro forma net income of $2.5 million, or $0.18 per diluted share, in the comparable 2005 quarter. Pro forma amounts exclude losses associated with New Morgan Academy totaling $0.6 million in both 2006 and 2005, as well as pre-opening and start-up costs (net of start-up revenues) for new facilities totaling $0.3 million in 2005.

Revenues increased 18.5 percent to $94.1 million for the fourth-quarter of 2006 from $79.4 million in the 2005 period.  Much of the increase is attributable to programs opened during 2006, including the Moshannon Valley Correctional Center and Mesa Verde Community Correctional Facility.  In addition, improved utilization at the Regional Correctional Center, D. Ray James Prison and Leadership Development Program further contributed to the revenue increase.  Average contract occupancy levels were 100.5 percent in residential facilities compared with 97.1 percent in last year’s fourth-quarter.

The company reported income from operations of $13.3 million for the fourth-quarter of 2006 compared with income of $7.2 million in the same quarter of 2005.  The increase in the 2006 quarter was due primarily to those facilities previously mentioned, partially offset by approximately $0.7 million in costs associated with a strategic review and subsequent entry in October 2006 into a merger agreement with Veritas Capital.  Comparisons of income from operations were also affected by costs related to New Morgan Academy of $1.0 million in 2006 and $0.5 million in 2005, as well as $0.6 million in net start-up costs in 2005.

Excluding the effects of start-up costs (net of start-up revenues) for new facilities and losses associated with New Morgan Academy, pro forma income from operations was $14.3 million in the fourth-quarter of 2006 compared with $8.2 million in the 2005 quarter. The increase in 2006 fourth-quarter results is primarily attributable to those factors previously noted.

Full-Year Results

For the year ended December 31, 2006, revenues increased 16.1 percent to $360.9 million from $310.8 million reported in 2005.  The increase is related in part to those new programs opened in 2006, as well as improved utilization at the Regional Correctional Center and Southern Peaks Residential Treatment Center, offset by the closure of the Hector Garza Center (formerly, the Campbell Griffin Residential Treatment Center) in 2005.  Income from operations was $44.8 million for this year compared with $27.9 million in the prior year. Net income was $11.9 million, or $0.84 per diluted share, compared with net income of $0.3 million, or $0.02 per diluted share, in the previous year. The 2006 period included approximately $2.1 million in strategic review costs, offset by a benefit of approximately $2.4 million associated with a one-time contract true-up calculation (net of receipts tax) for the Regional Correctional Center. In addition, the 2006 period included charges of approximately $1.9 million related to the adoption of Statement of Financial Accounting Standards No. 123R.  The 2005 period included charges totaling $2.4 million to streamline management and close several underperforming programs.

Pro forma 2006 revenues were $360.9 million compared with $306.0 million in the prior year, and pro forma income from operations was $50.1 million compared with $33.7 million. Pro forma net income was $15.9 million, or $1.13 per diluted share, compared with $5.0 million, or $0.36 per diluted share, for the year ended December 31, 2005.

Earnings Outlook for First Quarter and Full Year 2007

Management expects first-quarter 2007 earnings to range from $0.01 to $0.05 per share.  For the full year, management expects earnings to range from $0.80 to $0.86 per share.  This guidance reflects an annual effective tax rate of approximately 42.2 percent.

Quarterly Webcast

Cornell’s management will host a conference call and simultaneous webcast at 11 a.m. Eastern time today. The webcast may be accessed through Cornell’s home page, www.cornellcompanies.com. An audio replay and podcast will be available on the above web site, or can otherwise be heard by dialing (800) 405-2236 or (303) 590-3000 and providing confirmation code 11084017. The replay will be available through Tuesday, March 20, 2007 by phone and through Wednesday, April 11, 2007 on the website. This earnings release can be found on Cornell’s website at www.cornellcompanies.com under “Investor Relations — Press Releases.”

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  We have based our forward-looking statements on management’s beliefs and assumptions based on information available to management at the time the statements are made.  Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including the risks and uncertainties we discuss in our filings with the Securities and Exchange Commission.  Our filings with the Securities and Exchange Commission are available free of charge on the Securities and Exchange Commissions’s web site at http://www.sec.gov.  Each forward looking-statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward looking-statement, whether as a result of new information, future events or otherwise.  Information in this release is subject to adjustment resulting from further review and the obtaining of additional information that may impact our consolidated financial statements.

This release includes non-GAAP (pro forma) revenue, non-GAAP (pro forma) income from operations, non-GAAP (pro forma) net income, and non-GAAP (pro forma) net income per share data.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP (pro forma) measures used by other companies.  Our management believes that the presentation of non-GAAP (pro forma) revenue, non-GAAP (pro forma) income from operations, non-GAAP (pro forma) net income, and non-GAAP (pro forma) net income per share data, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors regarding financial and business trends relating to our financial condition and results of operations.  Our management further believes that where the adjustments used in calculating non-GAAP (pro forma) revenue, non-GAAP (pro forma) income from operations, non-GAAP (pro forma) net income, and non-GAAP (pro forma) net income per share data are based on specific, identified charges that impact different line items in our statements of operations that it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments.

Cornell Companies, Inc. (http://www.cornellcompanies.com) is a leading private provider of corrections, treatment and educational services outsourced by federal, state and local governmental agencies. Cornell provides a diversified portfolio of services for adults and juveniles, including incarceration and detention, transition from incarceration, drug and alcohol treatment programs, behavioral rehabilitation and treatment, and grades 3-12 alternative education in an environment of dignity and respect, emphasizing community safety and rehabilitation in support of public policy. The company has 79 facilities in 16 states and a total service capacity of 18,477.

(Financial Tables Follow)

CORNELL COMPANIES, INC.

FINANCIAL HIGHLIGHTS

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Revenues	$94,127	$79,435	$360,855	$310,775
Operating expenses	71,305	63,462	275,040	238,305
Pre-opening and start-up expenses (A)	—	563	2,657	9,017
Impairment of long-lived assets	355	—	355	—
Depreciation and amortization	4,029	3,821	16,285	15,200
General and administrative expenses	5,116	4,390	21,720	20,387
Income from operations	13,322	7,199	44,798	27,866
Interest expense, net	4,933	5,003	23,070	21,723
Income before provision for income taxes and discontinued operations	8,389	2,196	21,728	6,143
Provision for income taxes	3,668	355	9,148	2,215
Income before discontinued operations	4,721	1,841	12,580	3,928
Discontinued operations, net of tax benefit	—	(228)	(707)	(3,622)
Net income	$4,721	$1,613	$11,873	$306

Earnings per share:
— Basic	$0.34	$0.12	$0.85	$0.02
— Diluted	$0.33	$0.12	$0.84	$0.02

Number of shares used in per share computation:
— Basic	13,978	13,761	13,918	13,580
— Diluted	14,161	13,848	14,059	13,695

Total service capacity (end of period) (B)	18,580	19,544	18,580	19,544
Contracted beds in operation (end of period) (B)	13,492	11,929	13,492	11,929
Average contract occupancy (B) (C)	100.5%	97.1%	97.5%	96.0%
Average contract occupancy excluding start-up operations (B)	100.5%	97.1%	97.5%	100.4%

(A)      There were no revenues associated with reported start-up expenses for the quarters ended December 31, 2006 and 2005. Revenues associated with reported start-up expenses were zero million and $4.8 million for the full years ended December 31, 2006 and 2005, respectively.

(B)        Data presented excludes discontinued operating facilities.

(C)        Average contract occupancy percentages are based on actual occupancy for the period as a percentage of the contracted capacity of residential facilities in operation. Since certain facilities have service capacities that exceed contracted capacities, average contract occupancy percentages can exceed 100% if the average actual occupancy exceeded contracted capacity.

Balance Sheet Data:	December 31,	December 31,
(in thousands)	2006	2005
Cash and cash equivalents	18,529	$13,723
Investment securities	11,925	7,250
Working capital	75,078	57,286
Property and equipment, net	319,064	323,861
Total assets	523,533	510,628
Long-term debt	255,471	266,659
Total debt	265,981	276,360
Stockholders’ equity	181,564	165,461

Non-GAAP Financial Measures

Management uses non-GAAP financial measures to assess the operating results and effectiveness of Cornell’s core continuing business operations. Pro forma measures exclude the effect of pre-opening and start-up revenues and costs and revenues and costs associated with New Morgan Academy. Earnings before interest, taxes, depreciation and amortization (EBITDA) measures operating income before depreciation and amortization, excluding the effect of pre-opening and start-up expenses, net of start-up revenue. The company calculates EBITDA amounts for comparative purposes to assist investors in analyzing its business performance. These non-GAAP financial measures may not be comparable to similarly titled measurements used by other companies and should not be used as a substitute for net income, earnings per share or other GAAP operating measurements.  The following tables show reconciliations to GAAP measures for the non-GAAP measures included in this release.

	Three Months Ended		Twelve Months Ended
RECONCILIATION OF HISTORICAL GAAP BASIS RESULTS TO HISTORICAL	December 31,		December 31,
NON-GAAP BASIS INFORMATION (in thousands, except per share data):	2006	2005	2006	2005

GAAP revenues from operations	$94,127	$79,435	$360,855	$310,775
Less: Start-up revenue	—	—	—	4,759
Pro forma revenues from operations	$94,127	$79,435	$360,855	$306,016

GAAP income from operations	$13,322	$7,199	$44,798	$27,866
Plus:
New Morgan Academy loss from operations	961	476	2,613	1,581
Pre-opening and start-up expenses, net of start-up revenue	—	563	2,657	4,258
Pro forma income from operations	$14,283	$8,238	$50,068	$33,705

GAAP net income	$4,721	$1,613	$11,873	$306
Plus:
New Morgan Academy net loss	567	589	2,496	2,151
Pre-opening and start-up expenses, net of start-up revenue	—	332	1,568	2,512
Pro forma net income	$5,288	$2,534	$15,937	$4,969

GAAP income per share—diluted	$0.33	$0.12	$0.84	$0.02
Plus:
New Morgan Academy	0.04	0.04	0.18	0.16
Pre-opening and start-up expenses, net of start-up revenue	—	0.02	0.11	0.18
Pro forma earnings per share—diluted	$0.37	$0.18	$1.13	$0.36

	Three Months Ended		Twelve Months Ended
RECONCILIATION OF HISTORICAL GAAP BASIS RESULTS TO HISTORICAL	December 31,		December 31,
NON-GAAP BASIS INFORMATION (in thousands):	2006	2005	2006	2005

GAAP income from operations	$13,322	$7,199	$44,798	$27,866
Plus:
Depreciation and amortization	4,029	3,821	16,285	15,200
Pre-opening and start-up expenses, net of start-up revenue	—	563	2,657	4,258
EBITDA	$17,351	$11,583	$63,740	$47,324

Cornell Companies, Inc.

Operating Statistics from Continuing Operations

For the Three and Twelve Months Ended December 31, 2006 and 2005

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2006		2005		2006		2005
		%		%		%		%
Contracted beds in operation:
Secure Institutional (A)	9,213	68%	7,553	64%	9,213	68%	7,553	64%
Adult Community-Based (A)	2,773	21%	2,770	23%	2,773	21%	2,770	23%
Juvenile(A)	1,506	11%	1,606	13%	1,506	11%	1,606	13%
Total	13,492	100%	11,929	100%	13,492	100%	11,929	100%

Number of billed mandays:
Secure Institutional	864,148	59%	693,243	51%	3,186,207	55%	2,649,041	49%
Adult Community-Based:
Residential	251,637	17%	244,958	18%	990,438	17%	942,721	17%
Non-residential (B)	65,099	4%	130,614	9%	461,081	8%	517,045	10%
Juvenile:
Residential	131,655	9%	130,870	9%	528,394	9%	555,151	10%
Non-residential (B)	155,071	11%	171,969	13%	685,411	11%	757,642	14%
Total	1,467,610	100%	1,371,654	100%	5,851,531	100%	5,421,600	100%

Revenues (in 000’s):
Secure Institutional	$47,843	51%	$34,146	43%	$178,795	50%	$128,440	41%
Adult Community-Based:
Residential	15,820	17%	15,368	19%	61,116	17%	58,469	19%
Non-residential	1,191	1%	1,421	2%	5,179	1%	4,860	2%
Juvenile:
Residential	22,814	24%	22,048	28%	89,999	25%	93,086	30%
Non-residential	6,459	7%	6,452	8%	25,766	7%	25,920	8%
Total	$94,127	100%	$79,435	100%	$360,855	100%	$310,775	100%

Average revenue per diem:
Secure Institutional	$55.40		$49.26		$56.12		$48.49
Adult Community-Based:
Residential	$62.87		$62.74		$61.71		$62.02
Non-residential (B)	$18.30		$10.88		$11.23		$9.40
Juvenile:
Residential	$173.29		$168.47		$170.33		$167.68
Non-residential (B)	$41.65		$37.52		$37.59		$34.21
Total	$64.14		$57.91		$61.67		$57.32

(A) Residential contract capacity only.

(B) Non-residential “mandays” includes a mix of day units and hourly units. Mental health facilities are reported in hours.